Exhibit 10.29
STOCK PLEDGE AND SECURITY AGREEMENT
     BROOKE CAPITAL CORPORATION, a Kansas corporation (“Debtor”), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants to BROOKE CAPITAL ADVISORS, INC., a Kansas corporation, (“Secured Party”), a lien upon and security interest in the property described in Exhibit A attached hereto and by this reference made a part hereof (“Collateral”), effective this 31st day of December, 2008.
     This Stock Pledge and Security Agreement (“Pledge Agreement”) is entered into to secure payment of Debtor’s loan (“Loan”) in the amount of TWELVE MILLION THREE HUNDRED EIGHTY-TWO THOUSAND DOLLARS ($12,382,000.00), with interest, as evidenced by a Note of even date herewith and other Loan Documents including, but not limited to, the Commercial Loan Agreement, the Note, this Pledge Agreement, the Guaranty, and any other loan documents to secure performance by Debtor of its obligations under the Note and other loan documents (hereinafter referred to as the “Obligations”).
     Incident thereto, Debtor agrees with Secured Party as follows:
     1. DEBTOR’S COVENANTS, WARRANTIES AND REPRESENTATIONS. Debtor covenants, warrants and represents that:
          (a) The security interest granted to Secured Party in the Collateral shall constitute a first lien, and that Debtor is the lawful owner of such Collateral and has good right to pledge, sell, assign, co-sign, transfer and create a security interest in the same;
          (b) The Collateral shall continue to be free from any pledges, liens, encumbrances and security interests or other claims in favor of others and that Debtor will warrant and, at Secured Party’s request, defend the same from all claims and demands of all persons;
          (c) Debtor shall pay all costs necessary to obtain, preserve, and enforce this security interest and preserve the Collateral, including, but not limited to, taxes, assessments, insurance premiums, reasonable attorneys’ fees and legal expenses; and
          (d) Immediately upon Debtor’s completion of its acquisition of Delta Plus Holdings, Inc., the holding company that owns one hundred percent (100%) of Traders Insurance Company and one hundred percent (100%) of Traders Insurance Connection, the Managing General Agency associated with Traders Insurance Company, Debtor shall cause to have executed an amendment to Exhibit A to include as Collateral one hundred percent (100%) of Debtor’s right, title and interest in Delta Plus Holdings, Inc., Traders Insurance Company, and Traders Insurance Connection.

     2. COMPLIANCE WITH LAWS. Upon request and as instructed by Secured Party, Debtor agrees to comply with the requirements of all applicable state and federal laws in order to grant Secured Party a valid lien upon, and a security interest in, the Collateral described herein, or which may be described in any amendment supplementary hereto. Secured Party shall retain physical possession of any certificates or documents evidencing Debtor’s ownership of the Collateral.
     3. FINANCIAL CONDITION. Debtor shall furnish Secured Party with any information on the Collateral, the Obligations, the financial condition of Debtor any information relating to the Collateral or other assets reasonably requested by Secured Party.
     4. RIGHT OF INSPECTION. Debtor shall allow Secured Party to inspect the Collateral and inspect and copy all records relating to the Collateral and the Obligations at all reasonable times upon reasonable notice.
     5. MAINTENANCE OF SECURITY INTEREST. Debtor shall sign any papers furnished by Secured Party that are necessary to obtain and maintain this first priority security interest.
     6. REQUIRED NOTIFICATION. Debtor shall promptly notify Secured Party of any loss, damage, or other such change in or to the Collateral or in any fact or circumstance warranted or represented by Debtor in this Pledge Agreement or any loan document furnished to Secured Party, or if any Event of Default occurs.
     7. EVENT OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Pledge Agreement: (a) any default under the Note or the Loan Agreement, or any other Loan Documents; (b) any default in the payment or performance of any obligation and the expiration, waiver or termination of Debtor’s cure rights applicable thereto (if any), or any defined event of default and expiration, waiver or termination of Debtor’s cure rights applicable thereto (if any), under (i) any contract or instrument evidencing any Obligations, or (ii) any other agreement between Debtor and Secured Party, including without limitation the Loan Agreement and Note referenced above, relating to or executed in connection with any Obligations; (c) any representation or warranty made by Debtor herein shall prove to be incorrect, false, or misleading in any material respect when made; (d) Debtor shall fail to observe or perform any obligation or agreement contained herein; (e) any impairment of the rights of Secured Party in any Collateral, or any attachment or like levy on any property or assets of Debtor; and (f) Secured Party, in good faith, believes any or all of the Collateral to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.
     8. REMEDIES.
          (A) Upon the occurrence of any Event of Default, Secured Party shall have the right to declare immediately due and payable any and all Obligations secured hereby and to terminate any commitments of Secured Party to Debtor. Upon the occurrence of any Event of Default, Secured Party shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral and to instruct such person to deliver all Collateral directly to Secured Party, and (b) to sell, lease, license or otherwise dispose of any or all Collateral in accordance with applicable law and regulations. All rights, powers, privileges and remedies of the Secured Party shall be cumulative. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) Debtor will deliver to Secured Party from time to time, as requested by Secured Party, current lists of all Collateral; (b) Debtor will not dispose of any Collateral except on terms approved by Secured Party; (c) Secured Party may, at any time and at Secured Party’s sole option and in accordance with applicable laws and regulations, liquidate at any time deposits pledged to Secured Party hereunder and apply the proceeds thereof to payment of the Obligations, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; and (d) at Secured Party’s request, Debtor will assemble and deliver all Collateral and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party. Debtor further agrees that Secured Party shall have no obligation to process or prepare any Collateral for sale or other disposition.
          (B) Notwithstanding anything herein to the contrary, Secured Party acknowledges and agrees that Secured Party shall not be entitled to vote the pledged stock of First Life America Insurance Company or Traders Insurance Company, or assert ownership or transfer ownership of First Life America or Traders Insurance Company until Secured Party has complied with any and all applicable laws of Kansas and Missouri and has obtained any required regulatory approval of the Kansas Department of Insurance and/or the Missouri Department of Insurance.
     9. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF OBLIGATIONS. In disposing of Collateral hereunder, Secured Party may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Obligations in such order of application as Secured Party may from time to time elect. Upon the transfer of all or any part of the Obligations, Secured Party may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Secured Party hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral not so transferred Secured Party shall retain all rights, powers, privileges and remedies herein given.

     10. TERMINATION. This Pledge Agreement shall terminate and Secured Party shall release all of Secured Party’s security interest in the Collateral upon full and indefeasible payment of all Debtor’s obligations under the Loan Agreement, Note and Loan Documents to Secured Party’s reasonable satisfaction.
     11. STATUTE OF LIMITATIONS. Until all Obligations shall have been paid in full and all commitments by Secured Party to loan money to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Obligations secured hereunder.
     12. MISCELLANEOUS. Debtor hereby waives any right to require Secured Party to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral. Debtor further waives any right to direct the application of payments or security for any Obligations of Debtor.
     13. NOTICES. All notices, requests and demands required under this Pledge Agreement must be in writing, addressed to Secured Party at the address specified in any other loan documents entered into between Debtor and Secured Party and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.
     14. COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Secured Party’s in-house counsel), expended or incurred by Secured Party in connection with (a) the perfection and preservation of the Collateral or Secured Party’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Pledge Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Secured Party or any other person) relating to Debtor or in any way affecting any of the Collateral or Secured Party’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Prime Rate as published in the Wall Street Journal in effect from time to time.
     15. SUCCESSORS; ASSIGNS; AMENDMENT. This Pledge Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Secured Party and Debtor.
     16. SEVERABILITY OF PROVISIONS. If any provision of this Pledge Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Pledge Agreement.
     17. GOVERNING LAW. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.
     18. JURISDICTION; VENUE. In the event that any action, suit or other proceeding is brought in connection with this Pledge Agreement, the parties hereto hereby (a) irrevocably consent to the exercise of jurisdiction over them and, to the extent permitted by applicable laws, their property, by the trial courts (State or federal) seated in Phillips County, Kansas, or a U.S. District Court having jurisdiction over Phillips County, Kansas, and (b) irrevocably waive any objection they or any of them might now or hereafter have or assert to the venue of any such proceeding in any court described in clause (a) above.
WITNESS the due execution of this Pledge Agreement by the respective duly authorized officers or other authorized Persons of the undersigned as of the date first written above.

DEBTOR

BROOKE CAPITAL CORPORATION

By:	KYLE GARST

Name: Kyle Garst
Title: President & CEO

EXHIBIT A
to the
STOCK PLEDGE AND SECURITY AGREEMENT
Collateral. Debtor hereby pledges the following as security for its Obligations as set forth in the foregoing Stock Pledge and Security Agreement: [Note: Insert is to match Commercial Loan Agreement]
          (A) one hundred percent (100%) of Borrower’s right title and interest in First Life America Insurance Company, of any nature or kind including without limitation preferred or common stock/ownership interest evidenced by a stock/membership interest pledge agreement, stock/membership assignments, voting proxies, and possession stock/member certificates which will be held in safekeeping with Lender;
          (B) upon completion of the Acquisition, one hundred percent (100%) of Borrower’s right title and interest in Delta Plus, of any nature or kind including, without limitation, preferred or common stock/ownership interest evidenced by a stock/membership interest pledge agreement, stock/membership assignments, voting proxies, and possession stock/member certificates which will be held in safekeeping with Lender;
          (C) upon completion of the Acquisition, one hundred percent (100%) of Borrower’s right title and interest in TIC, of any nature or kind including, without limitation, preferred or common stock/ownership interest evidenced by a stock/membership interest pledge agreement, stock/membership assignments, voting proxies, and possession stock/member certificates which will be held in safekeeping with Lender;
          (D) upon completion of the Acquisition, one hundred percent (100%) of Borrower’s right title and interest in MGA-TIC, of any nature or kind including, without limitation, preferred or common stock/ownership interest evidenced by a stock/membership interest pledge agreement, stock/membership assignments, voting proxies, and possession stock/member certificates which will be held in safekeeping with Lender;
          (E) all commissions, policy fees, service fees, underwriting fees, claims fees, administrative and processing fees, fronting fees, risk management and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commission and all other fees and revenue payable to First Life America, Delta Plus, TIC, and MGA-TIC (upon completion of the Acquisition);
     As noted above in the foregoing Stock Pledge and Security Agreement, Debtor and Secured Party agree that immediately upon Debtor’s completion of its acquisition of Delta Plus Holdings, Inc., the holding company that owns one hundred percent (100%) of Traders Insurance Company and one hundred percent (100%) of Traders Insurance Connection, the Managing General Agency associated with Traders Insurance

Company, Debtor and Secured Party shall amend this Exhibit A to include as Collateral (1) one hundred percent (100%) of Debtor’s right, title and interest in Delta Plus Holdings, Inc., Traders Insurance Company, and Traders Insurance Connection, and (2) all commissions, policy fees, service fees, underwriting fees, claims fees, administrative and processing fees, fronting fees, risk management and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commission and all other fees and revenue payable to Debtor and Delta Plus Holdings, Traders Insurance Company, and Traders Insurance Connection.